Exhibit 10.38

                            AMENDMENT
                               TO
           THE POWER PURCHASE AND OPERATING AGREEMENT
                             BETWEEN
                    PANDA ENERGY CORPORATION
                               AND
               VIRGINIA ELECTRIC AND POWER COMPANY

     This Amendment No. 1 ( hereinafter the "Amendment") effective as of October 24, 1989 is by and between PANDA
ENERGY CORPORATION (Operator), a Texas Corporation,  and
VIRGINIA  ELECTRIC  AND  POWER  COMPANY ("North Carolina
Power"  or "Virginia Power" or the "Company"), a Virginia
Public Service Corporation.

     WHEREAS, Operator and the Company have entered into a Power Purchase and Operating Agreement, dated January 24, 1989
(the "Agreement"); and

     WHEREAS, Operator assigned all its rights, title and interest in the Agreement to Panda-Rosemary Corporation ("Panda-Rosemary"), with the consent of the Company, by a Consent and Agreement dated
May 15, 1989; and

     WHEREAS,   Operator  and  the  Company  now  wish  to  amend
certain provisions  of the Agreement;

     NOW,   THEREFORE,  in  consideration  of  the mutual
promises   and obligations  stated  herein, Operator and the
Company  do  hereby  agree  as follows:

     (1) The first paragraph on page 3 of the Agreement, first sentence, fifth line down, after the phrase [or "the Company"], add the phrase [or "Virginia Power"].

     (2) The first Recital on page 3 of the Agreement, third line down, delete the number "172.000" and replace it with the number
"180,000".

     (3) The second Recital on page 3 of the Agreement at the end of the second line, delete the date "June 14, 1990" and replace it with the date "November 1, 1990".

     (4)  Section  1.10  "Design Limits" on page 6  of  the
Agreement,  first  sentence,  fourth line, delete the number
"170" and replace  it  with the number "180".

     (5) Section 5.3 on page 18 of the Agreement, middle of second line delete the words "by Operator".

     (6)  Insert  the words "by Operator" after the word
"Failure"  in Section 5.3(a) on page 18 of the Agreement.

     (7) Section 5.3(b) on page 18 of the Agreement is amended in its entirety to read as follows:

     "(b) Failure by Operator to complete Financial Closing by December 31, 1989, failure by Operator to commence construction of the Facility by December 31, 1989. Operator's abandonment of construction or operation of the Facility at any time, failure by Operator to provide evidence of reliable fuel supply by April 30, 1990, and failure by Operator to reach the Commercial Operations Date by the later of November 1, 1991 or thirty (30) Days after North Carolina Power advises Operator that the Interconnection Facilities are sufficient to accept deliveries up to the Estimated Dependable Capacity unless excused by Force Majeure as specified in Article 14; or

     (8) Page 18 of the Agreement, Subsection 5.3(c), fifth line down, delete the phrase "any breach of financial documents associated with the performance of this Agreement;" and replace it with the phrase "any termination for default
of  financing  agreements  associated  with   the performance of
this Agreement or material breach thereof that could lead to the termination of such financing agreements;"

     (9) Subsection 5.3(e) of the Agreement is renumbered as 5.3(f) and the following new Subsection is added to Section 5.3 of the Agreement:

     "5.3(e) The failure by the Company to make payments for energy or capacity in accordance with this Agreement."

     (10) Section 6.1 on page 20 of the Agreement is amended in its entirety to read as follows:

     "6.1 Operator represents and warrants that beginning with the Commercial Operations Date and at all times thereafter until the termination of this Agreement that it shall have fuel oil stored at the Facility site in quantities
sufficient  to  operate  the  Facility  for  one  hundred   and
sixty-eight (168) consecutive hours at the Dependable Capacity level determined in accordance with Article 11. From time to time, as North Carolina Power may reasonably
request,  Operator  shall  provide   North Carolina Power
evidence of its compliance with this obligation. For purposes of this provision, fuel oil will be deemed to be 'stored at the Facility site' if such fuel oil is fully dedicated to the Facility and stored in a storage tank or tanks that are connected to the Facility by delivery pipelines capable of delivering fuel oil to the Facility at a rate that will support Facility operation at the Dependable Capacity determined in accordance with Article ll.

     (11) Add the following sentence to Section 7.1 on page 25 of the Agreement: "In addition, prior to tenth (10th) of each Month after the Commercial Operations Date, Operator shall provide North Carolina Power with Facility generating, performance and event data consistent with the format specified in the NERC Generating Availability Data Systems (GADS) reporting standards."

     (12) Section 7.6 on page 27 of the Agreement, second line from the bottom of the page, delete the phrase "pursuant to
(a),  (b)  and  (c) above." and replace it with the phrase
"pursuant to (a) and (b) above."

     (13) Section 8.1 on page 29 of the Agreement, middle of sixth line down, delete the phrase "sixty (60) Days" and replace it with "thirty (30) Days".

     (14) Section 8.8(a) on page 31 of the Agreement is amended in its entirety to read as follows:

     "(a) Events of Force Majeure set forth in Article 14 of this Agreement.

     (15) The following sentence is inserted after the word
"month." on the third line of Subsection 10.15(a) on page 40 of the Agreement:

     "The Commercial Operations Date may not occur earlier than thirty (30) days after completion of the Interconnection
Facilities if such earlier Commercial Operations Date would then occur prior to November 1, 1990."

     (16) Section 10.15(d) on page 42 of the Agreement, first sentence, middle of third line of paragraph, delete the phrase
"Section 7.6(c)" and replace it with the phrase "Section 7.6(b)".

     (17) Section 11.1 on page 44 of the Agreement is amended in its entirety to read as follows:

     "Section 11.1. Operator's original Estimated Dependable
Capacity  is  150  MW for the Summer Period and 180 MW for the
Winter Period. "

     (18) Section 13.5 on page 54 of the Agreement is amended in its entirety to read as follows:

     "13.5 Security for compliance with Section 13.4 above may consist of an unconditional and irrevocable direct pay letter of credit issued by a bank acceptable to North Carolina Power in a form and with substance acceptable to North Carolina Power. At North Carolina Power's option, security for compliance with Section 13.4 may (in place of the letter of credit) consist of one or more of the following:

     (a) A payment or performance bond issued by a company acceptable to North Carolina Power for payment to North Carolina Power in the event of a material breach by Operator in a form and with substance acceptable to North Carolina power.

     (b) A corporate guarantee which North Carolina Power, at its discretion, deems to be equivalent in quality to the security detailed above in this Section 13.5 in a form and with substance acceptable to North Carolina Power. "

     (19) Section 13.7 on page 58 of the Agreement is amended in its entirety to read as follows:

     "13.7 Neither Party shall be liable to the other Party for indirect, incidental, or consequential damages arising out its failure to deliver or purchase Dependable Capacity energy or hereunder or failure to complete Interconnection Facilities by the date specified in Section 8.1, irrespective the causes thereof, including fault or negligence.
Notwithstanding the above waiver of indirect, incidental, or consequential damages, each Party to this Agreement shall be liable for any obligations to pay damages to, or to reimburse or indemnify the other Party as expressly set forth in this Agreement."

     (20) Sections 18.1(a) and (b) on page 64 of the Agreement are amended in their entirety to read as follows: "(a) If the Disallowance occurs before the sixteenth anniversary of the Commercial Operations Date, North Carolina Power shall continue to pay for Dependable Capacity at the Capacity Purchase Price set forth in Article 10 through the sixteenth anniversary of the  Commercial Operations Date. Payments for Dependable
Capacity beginning on the sixteenth anniversary of the Commercial Operations Date shall not exceed the amount unaffected by the Disallowance. Further, "North Carolina Power may, at its option, beginning on the sixteenth anniversary of the Commercial Operations Date withhold up to seventy-five
(75) percent  of  the payments for Dependable Capacity  until the sooner  of  (i) the seventeenth anniversary of the Commercial
Operations   Date   or  (ii)  the  entire   amount  of  the
Disallowance is repaid with Interest from the date each part of the Disallowance was paid to Operator. In the event that such withholding does not fully repay the Disallowance and accrued Interest by the seventeenth anniversary of the Commercial Operations Date, the Operator shall pay the remainder to North Carolina Power within twenty-eight (28) Days after the seventeenth anniversary of the Commercial Operations Date in a lump sum;

     (b) If the Disallowance occurs after the sixteenth anniversary of the Commercial Operations Date, all future payments for Dependable Capacity shall not exceed the amount unaffected by the Disallowance. Further, the Operator shall repay the full amount of the Disallowance with Interest by the later of (i) one year from the date of such Disallowance or (ii) the seventeenth anniversary of the Commercial Operation Date."

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, and it is effective as of the last day set forth below:

VIRGINIA ELECTRIC AND POWER
 COMPANY                           PANDA ENERGY CORPORATION

By: __________________________     By________________________
     Larry W. Ellis                  Robert W. Carter
Title:  Vice-President, System     Title:     Chairman
     Planning and Power Supply
Date:   10/24/89                   Date: 10/23/89






                    EXHIBIT A

DATA REQUIRED TO PERFORM INTERCONNECTION STUDY

1.  Electrical one-line of the Facility.

2. Explanation of proposed equipment protection and control scheme (may be shown functionally on the one-line).

3. Site plan showing plant layout, property lines, access roads and switchyard boundaries.

4. Preliminary equipment layout and arrangement for switchyard and generator step-up transformer (GSU).

5.  Estimated GSU impedance +/- 20 percent.

6.  GSU connection and winding.

7.  Estimated generator reactances +/- 20 percent.

8.  Estimated generator kilowatt rating +/- 10 percent.

9.  Estimated generator kilovar rating +/- 10 percent.

10. Explanation of proposed excitation system.

11. Estimated station auxiliary load +/- 20 percent.

12. Requirements for construction and start-up power.

13. Project schedule (I-J or bar chart format) including but not limited to the following milestones:
    - QF status obtained
    - Engineering 30% complete
    - One-line approved
    - Financial Closing
    - Major licenses/permits
    - Major material procurement
    - Start construction
    - Engineering 70% complete
    - Utility technical submittals complete
    - Operating procedures finalized
    - Start test and start-up
    - Roll turbine
    - Initial synchronizing date
    - Capacity test complete
    - Commercial operation

Data submitted in a preliminary or estimated form shall be updated within 30 days after final equipment arrangements and specifications are established.